UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2015

Starwood Hotels & Resorts Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-7959	52-1193298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StarPoint, Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), announced that Thomas B. Mangas, currently Executive Vice President and Chief Financial Officer of the Company, has been named Chief Executive Officer, effective December 31, 2015.  The appointment follows the resignation of Adam M. Aron, who is leaving the Company at the end of the month to become Chief Executive Officer and President of AMC Entertainment Holdings, Inc.  Mr. Aron is also resigning from the Company’s Board of Directors due to the time requirements of his new role, and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

The Company also announced that Alan M. Schnaid, currently Senior Vice President, Corporate Controller and Principal Accounting Officer of the Company, will be appointed Chief Financial Officer, and Robyn Arnell, currently Vice President, Finance and Accounting Services, will assume the role of Corporate Controller, each effective December 31, 2015.

Mr. Mangas, 48, has been Executive Vice President and Chief Financial Officer of the Company since September 2014.  Prior to joining the Company, Mr. Mangas served as Executive Vice President & Chief Executive Officer of Armstrong Floor Products, a division of Armstrong World Industries, Inc., a designer and manufacturer of floors, ceilings and cabinets, from November 2013 to September 2014, and as Senior Vice President & Chief Financial Officer of Armstrong World Industries, Inc. from February 2010 to November, 2013.  Mr. Mangas spent 20 years at The Procter & Gamble Company in progressively senior roles and, from August 2008 to January 2010, served as Vice President, Finance & Accounting for the Global Beauty & Grooming business of The Procter & Gamble Company, a manufacturer of branded consumer packaged goods.  Mr. Mangas is also a member of the board of directors and is chair of the audit committee of ATD Corporation, the indirect parent of American Tire Distributor Holdings Inc., a leading replacement tire distributor in the United States.

Mr. Schnaid, 48, served as Interim Chief Financial Officer of the Company from April 2014 to September 2014, and has been Senior Vice President, Corporate Controller and Chief Accounting Officer of the Company since May 2005. Mr. Schnaid joined the Company in 1994 as Assistant Corporate Controller, became Corporate Controller in August 1994, Vice President in August 1996, and Senior Vice President in August 1998. Prior to joining the Company, Mr. Schnaid held accounting positions with Mazars and Company, Kenneth Leventhal and Company and Laventhol & Horwath.  Mr. Schnaid is on the board of CommLoan.com, a privately held company providing a web based, turnkey, private labeled commercial mortgage platform to brokers, lenders and borrowers in the commercial real estate industry.

Ms. Arnell, 47, has been Vice President, Finance and Accounting Services, of the Company since August 2012, with responsibility for overseeing the Company’s corporate and hotel shared service finance operations, including revenue and receivable, treasury operations, payables, payroll and accounting services.  Prior to her current role, Ms. Arnell served as Vice President and Chief Audit Executive from February 2005 through August 2012.  Prior to joining the Company, Ms. Arnell worked for Promus Hotels, formerly Doubletree Hotels Corp.

Item 9.01	Financial Statements and Exhibits.

            (d)            Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Date: December 15, 2015	By:	/s/ Kristen W. Prohl
Name: Kristen W. Prohl
Title: Vice President, Chief Regulatory Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 15, 2015